UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐Preliminary Information Statement

☐Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒Definitive Information Statement

IGAMBIT INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No:

3) Filing Party:

4) Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF IGAMBIT INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

IGAMBIT INC

1050W.Jericho Tpke, Suite A

Smithtown, NY 11787

Phone 631-670-6777 Fax 631-670-6780

INFORMATION STATEMENT

October 28, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of iGambit Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to the holders (the “ Stockholders ”) of common stock, par value $0.001 per share (the “ Common Stock ”), of iGambit

Inc., a Delaware corporation (the “Company”), to notify such Stockholders that on October 3, 2014, the Company received a majority written consent in lieu of a meeting of the holders of the Company in accordance with Delaware

General Corporation Law. The holders authorized the following:

The approval of an amendment to of the articles of incorporation of the Company (the “Articles”) to increase (the “Authorized Common Stock Increase”) the maximum number of shares of stock that the

Company shall be authorized to have outstanding at any time to Three Hundred Million (300,000,000)

shares of Common Stock  with no preemptive rights.

The approval of an amendment to the Articles to authorize One Hundred Million (100,000,000) shares of

“preferred stock, par value of $.0001, the voting powers, designations, preferences and other special rights,

and qualifications, limitations and restrictions of which may be established from time to time by the Board of Directors of the Company (the “Board”) and which may be issued in one or more series (the “Preferred

Stock”).

The Authorized Common Stock Increase, and the creation of the Preferred Stock, are hereinafter referred to collectively as the “Current Action”.

The enclosed information statement contains information pertaining to the Current Action.

On September 25, 2014, the Board of Directors of the Company (the “Board”) approved the Current

Action, and recommended the Current Action for approval to the holders having the power to vote with respect to the Common Stock.

On October 3, 2014, the Majority Stockholders, consisting of John Salerno 5,000,000 shares, Elisa Luqman

5,000,000 shares, Mehul Mehta 2,450,000 shares, Richard Schmidt 1,000,000 shares and Muhammad Luqman

785,000 shares, approved the Current Action by written consent in lieu of a meeting in accordance with Delaware law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the

Current Action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INFORMATION STATEMENT

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the Current Action is in the best interest of the Company and the Stockholders as the creation of the Preferred Stock will afford the Company greater flexibility in seeking capital and potential acquisition targets.  No assurance can be given that any of the foregoing will ultimately be proven to be correct.

The Board approved the Current Action on September 25, 2014 and the Majority Stockholders approved the Current Action on October 3, 2014.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT OF ARTICLES OF INCORPORATION

AUTHORIZED COMMON STOCK INCREASE AND CREATION OF PREFERRED STOCK

On September 25, 2014, the Board unanimously approved an amendment to our Articles to increase the number of shares of Common Stock which the Company is authorized to issue from seventy five million

(75,000,000) to Three Hundred Million (300,000,000) shares of Common Stock, $0.001 par value per share, and to create a new class of stock entitled “preferred stock” (together, the “Capitalization Amendments”). The

Capitalization Amendments create provisions in our Articles of Incorporation, which allows the voting powers,

designations, preferences and other special rights, and qualifications, limitations and restrictions of each series of preferred stock to be established from time to time by the Board without approval of the stockholders. No dividend,

voting, conversion, liquidation or redemptions rights as well as redemption or sinking fund provisions are yet established with respect to our preferred stock.

The Board believes that the Authorized Common Stock Increase will afford the Company greater flexibility in seeking capital and potential acquisition targets.  The Board has no immediate plans, understandings,

agreement or commitments to issue shares of Common Stock for any purposes.

The Board believes that the availability of authorized but unissued shares of Preferred Stock will provide us with the flexibility to issue such securities for a variety of corporate purposes, such as, to make acquisitions through the use of stock, to raise equity capital or to reserve additional shares for issuance under such plans and under plans of acquired companies.  The Board believes that the creation of preferred stock would facilitate our ability to accomplish these businesses and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our Articles of Incorporation, applicable law or the rules of any stock exchange or national securities association trading system on which the our securities may then be listed.  The Board has no immediate plans, understandings, agreement or commitments to issue Preferred Stock for any purposes.

In addition, the Board believes that the availability of authorized but unissued shares of Preferred Stock shares may be used as a means of preventing or dissuading an unsolicited change in control or takeover of our company. Shares of our authorized preferred stock, as well as shares of our authorized but unissued common stock,

for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company, or could be issued to purchasers who would support our board of directors in opposing an unsolicited takeover proposal.  Moreover, the existence of the authority to issue preferred stock, as well as the issuance of a class or series of our preferred stock, if approved by our board, may have the effect of discouraging an unsolicited challenge for control or make it less likely that such a challenge, if attempted, would be successful.

Under our Articles, our shareholders do not have preemptive rights with respect to issuances of Common

Stock.  Thus, should the Board elect to issue additional shares of Common Stock, existing Stockholders would not have any preferential rights to purchase such shares. If the Board elects to issue additional shares of Common Stock,

such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and stockholdings of current Stockholders.

A copy of the Certificate of Amendment to the Articles of Incorporation giving effect to the Current Action,

in substantially the form to be filed with the Secretary of State of the State of Delaware, is attached to this Information

Statement as Exhibit A.

ADDITIONAL INFORMATION

The  Company  is  subject  to  the  informational  requirements  of  the  Securities  Exchange  Act  of  1934,  as

amended  (the  “Exchange  Act”),  and  in  accordance  therewith  files  reports,  proxy  statements  and  other  information including  annual  and  quarterly  reports  on  Form  10-K  and  10-Q  (the  “1934  Act  Filings”)  with  the  Securities  and

Exchange  Commission  (the  “Commission”).  Reports  and  other  information  filed  by  the  Company  can  be  inspected and  copied  at  the  public  reference  facilities  maintained  at  the  Commission  at  Room  1024,  450  Fifth  Street,  N.W.,

Washington, DC 20549. Copies  of such material can be obtained  upon written request  addressed to the Commission,

Public  Reference  Section,  450  Fifth  Street,  N.W.,  Washington,  D.C.  20549,  at  prescribed  rates.  The  Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and

other  information   regarding  issuers   that   file   electronically   with  the   Commission  through   the  Electronic  Data

Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, October 3, 2014, the Company had 26,583,990

shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding.

Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On October 3, 2014, the holders of 14,235,000 shares (or approximately 54% of the 26,583,990 shares of Common

Stock then  outstanding) executed  and  delivered  to  the Company a written  consent  approving the Current  Action. As the  Current  Action  was  approved  by  the  Majority  Stockholders,  consisting  of  John  Salerno  5,000,000  shares,  Elisa

Luqman  5,000,000  shares,  Mehul  Mehta  2,450,000  shares,  Richard  Schmidt  1,000,000  shares  and  Muhammad

Luqman 785,000 shares, no proxies are being solicited with this Information Statement.

The DCGL provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing,

setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  information  table  sets  forth  certain  information  regarding  the  Common  Stock  owned  on

October 3, 2014 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding

Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Shares Owned

Names and Address of Directors, Officers and 5% Stockholders (1)

Number

Percent

John Salerno, CEO President and Director

567 Pulaski Road

5,000,000

18.81%

Kings Park, NY 11754

Elisa Luqman, General Counsel and Director (2)

37 Harrison drive

5,785,000

21.76%

Northport, NY 11768

Mehul Mehta

2,450,000

9.22%

3 Taylor Drive

Glen Cove, NY 11542

James Charles. Director

441,000

1.66%

33 Oyster Point

Greenport, NY 11944

George Dempster, Director

392,000

1.47%

All Directors and Officers as a Group

10,833,000

43.70%

(1) The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by each, except for Elisa Luqman who has sole voting and investment power with respect to 5,000,000 shares of common stock .

(2) Elisa Luqman’s beneficially owned shares include her husband Muhammad Luqman who has voting and investment power with respect to 785,000 shares as a 2.95% shareholder.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE OF CURRENT ACTION

Pursuant to Rule 14c-2  under the Exchange Act, the Current  Action shall  not be  effective until a date  at least  twenty  (20)  days  after  the  date  on  which  the  Definitive  Information  Statement  has  been  mailed  to  the

Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on November 31, 2014.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information

Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Our costs are estimated at approximately $4000.

The  Board  of Directors  has  fixed  the close of  business  on  October  3,  2014,  as the record  date  (the “Record

Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You  are being provided with this  Information Statement  pursuant  to  Section 14C of the Exchange Act  and

Regulation 14C and Schedule 14C thereunder.

This  Information  Statement  is  being  mailed  on  or  about  October  30,  2014  to  all  Stockholders  of  record  as of the Record Date.

Date: October  28, 2014

By Order of the Board of Directors

IGAMBIT INC.

/s/ John Salerno

John Salerno

Chief Executive Officer